UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2026
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 14, 2026, PAR Technology Corporation (the “Company” or “PAR”) entered into separate and individually negotiated transactions (the “Exchange Agreements”) with certain holders of its outstanding 2.875% Convertible Senior Notes due 2026 (the “Notes”) to exchange approximately $17.1 million aggregate principal amount of the Notes (the “Exchanged Notes”) for approximately 398,650 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), plus approximately $134,000 in cash equal to accrued and unpaid interest on the Exchanged Notes to, but excluding, the closing date (the “Notes Exchange”). The Notes Exchange is expected to close on January 23, 2026, subject to customary closing conditions. Following the consummation of the Notes Exchange, an aggregate of approximately $2.9 million principal amount of the Notes will remain outstanding.

The Company will not receive any cash proceeds from the Notes Exchange. The Exchange Agreements provide for the Company to deliver and pay, as applicable, the shares of Common Stock and cash described above, and the Company will receive and cancel the Exchanged Notes.

The Notes Exchange is being conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Exchange Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	January 14, 2026	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)